UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2014

Fiserv, Inc.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	0-14948	39-1506125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of Principal Executive Offices, Including Zip Code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Alison Davis was appointed to the board of directors of Fiserv, Inc. (the “Company”) on November 18, 2014. She was also appointed to the audit committee of the board of directors.

Since 2011, Ms. Davis has been a managing partner of Fifth Era, a firm that invests in and incubates early stage technology-enabled companies. Prior to Fifth Era, Ms. Davis was the managing partner of Belvedere Capital Partners, Inc., a private equity firm serving the financial services sector, from 2004 to 2010. Prior to joining Belvedere, she was chief financial officer of Barclays Global Investors, an institutional asset manager that is now part of BlackRock, Inc., a senior partner at A.T. Kearney, Inc., a global management consulting firm, and a consultant at McKinsey & Company, another global management consulting firm. Ms. Davis is currently a director of the Royal Bank of Scotland Group plc., Diamond Foods, Inc. and Unisys Corporation.

Ms. Davis will participate in the Company’s standard non-employee director compensation arrangements described under “Compensation of Directors” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 16, 2014. Ms. Davis’s compensation will be pro-rated for her period of service through the Company’s 2015 annual meeting of shareholders. In connection with her election, Ms. Davis will be entering into the Company’s Non-Employee Director Indemnity Agreement, a form of which was filed as Exhibit 10.37 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being filed herewith:

Exhibit Number	Description

99.1	Press Release of Fiserv, Inc., dated November 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: November 19, 2014	By:	/s/ Thomas J. Hirsch
Thomas J. Hirsch
Executive Vice President,
Chief Financial Officer,
Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Fiserv, Inc., dated November 19, 2014